Exhibit 10.1

DEFERRED COMPENSATION PLAN FOR CERTAIN EMPLOYEES

OF PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

AND ITS AFFILIATES

AMENDED AND RESTATED EFFECTIVE JULY 20, 2026

DEFERRED COMPENSATION PLAN FOR CERTAIN EMPLOYEES OF

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATEDAND ITS AFFILIATES

AMENDED EFFECTIVE JULY 20, 2026

1.
PURPOSE. The original purpose of the Deferred Compensation Plan for Certain Employees of Public Service Enterprise Group Incorporated and Its Affiliates (“Plan”) is to provide a method to certain select and key employees of the Company and its Affiliates to defer compensation as provided herein. This Plan was formerly known as the Deferred Compensation Plan for Certain Employees of Public Service Electric and Gas Company. Effective November 18, 2024, the Plan provides for Core Contributions that cannot be made to the Public Service Enterprise Group Incorporated Thrift and Tax-Deferred Savings Plan (“Thrift Plan”) for certain select and key employees of the Company and its Affiliates.

2.
AMENDMENT. This Plan was amended and restated, effective December 1, 2008, to allow a special one-time election to change certain prior deferral elections and make certain definitional changes related to Section 409A of the Code.

This Plan was amended and restated effective as of November 1, 2011 (with certain provisions effective January 1, 2012) to provide for in-service distributions and a lump sum payment upon the death of a Participant, to allow Participants to elect distribution of their Accounts on a specified date or a specified event, and certain other administrative changes.

This Plan was amended and restated effective January 1, 2019 to (1) remove the evergreen provision with respect to 2019 elections and prospective, and (2) make administrative clarifications.

This Plan was amended and restated effective November 20, 2023 to (i) align the definition of Beneficiary with the administration of the Plan, (ii) modify the definition of Disability, (iii) add a minimum and maximum deferral percentage, and (iv) remove historical references.

This Plan was amended and restated effective November 18, 2024 to (i) provide that a select group of management and highly-compensated employees (including non-officers) shall be eligible for Core Contributions effective January 1, 2025, (ii) clarify the authority to amend the Plan, and (iii) make administrative clarifications.

The Plan is being amended and restated effective July 20, 2026 to (i) remove reference to Pension Plan II, which has been merged with the Pension Plan, (ii) require that elections be made in 5% increments, (iii) revise the maximum deferral percentage to 90%; and (iv) change in the default investment option.

3.
DEFINITIONS OF TERMS USED IN THIS PLAN. As used in this Plan, the following words and phrases shall have the meanings indicated:

(a)
“Account” - the Deferred Compensation Account described in Paragraphs 4 and 5 of this Plan.

(b)
“Affiliate” – any organization which is a member of a controlled group of corporations (as defined in Code section 414(b), as modified by Code section 415(h)) which includes the Company; or any trades or businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c), as modified by Code section 415(h)) with the Company; or a member of an affiliated service group (as defined in Code section 414(m)) which includes the Company or any other entity required to be aggregated with the Company pursuant to regulations under Code section 414(o). The term affiliate shall also include such entities which shall be specifically designated by the Committee.

(c)
“Assets” - all Compensation, Core Contributions and earnings/losses that have been credited to a Participant’s Account in accordance with Paragraph 6 of this Plan.

(d)
“Beneficiary” - the individual(s) and/or entity(ies) designated by the Participant for their Brokerage Account.

(e)
“Cash Balance Component” – the Cash Balance Component of the Pension Plan.

(f)
“Change in Control” - the occurrence of any of the following events:

(i)
any “person” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended from time to time (the “Act”)) is or becomes the beneficial owner within the meaning of Rule 13d-3 under the Act (a “Beneficial Owner”), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of subparagraph (iii) below; or

(ii)
the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 15, 1998, constitute the board of directors of the Company (“Board”) and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 15, 1998 or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)
there is consummated a merger or consolidation of the Company or any direct or indirect wholly owned subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)
the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(v)
Notwithstanding the foregoing subparagraphs (i), (ii), (iii) and (iv), a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the

Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(g)
“Code” – the Internal Revenue Code of 1986, as amended. A reference to a section of the Code shall also refer to any regulations and other guidance issued under that section.

(h)
“Company” - Public Service Enterprise Group Incorporated.

(i)
“Compensation” - the total remuneration paid to a Participant for services rendered to the Company or a Participating Affiliate, excluding the Company’s or Participating Affiliate’s cost for any public or private employee benefit plan, including this Plan, but including all elective contributions that are made by the Company or Participating Affiliate under Internal Revenue Code Sections 125 or 401(k). Compensation deferrable under this Plan shall specifically include any and all amounts transferred from the deferred compensation accounts of the Company’s Management Incentive Compensation Plan, the Management Incentive Compensation Plan of Public Service Electric and Gas Company and any prior deferred compensation plan of an Affiliate.

(j)
“Core Contributions” - shall mean the Employer non-elective contribution equal to 4% of Eligible Compensation for Participants who elect the Core Contribution/401(k) Program.

(k)
“Deferred Compensation” - the amount of Compensation deferred pursuant to Paragraph 4 of this Plan.

(l)
“Disability” – shall have the meaning as such term has under the Company’s Long-Term Disability Plan (regardless of whether the Participant has such coverage).

(m)
“Eligible Compensation” shall have the same meaning as the term “Compensation” has under the Thrift Plan, except that MICP and amount deferred to this Plan shall be included, and the IRS limit Section 401(a)(17) of the Code is not applicable. Eligible Compensation for any such year shall not exceed 150% of the Participant’s annual base salary in effect as of January 1 of that year.

(n)
“EBPC” - the Employee Benefits Policy Committee of the Company.

(o)
“Employer” – the Company and any Participating Affiliate.

(p)
“ERISA” – The Employee Retirement Income Security Act of 1974, as amended. A reference to a section of ERISA shall also refer to any regulations and other guidance issued under that section.

(q)
“ERISA Affiliate” – (a) any organization while it is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; or (b) any trades or businesses (whether or not incorporated) while they are under common control (as defined in Code Section 414(c)) with the Company.

(r)
“Final Average Pay Component” the Final Average Pay Component of the Pension Plan.”

(s)
“Investment Fund” - the fund or funds selected by the Company’s Thrift and Pension Investment Committee (“TPIC”) from time to time which shall serve as a means of measuring the increase or decrease of each Participant’s Account. The TPIC may, in its discretion, add or discontinue any Investment Fund available under the Plan. The TPIC shall cause to provide each affected Participant with the opportunity, without limiting or otherwise impairing any other right of such Participant regarding changes in investment directions, to redirect the allocation of their Account invested in any discontinued Investment Fund among the other Investment Funds available under the Plan, including any replacement investment vehicle.

(t)
“MICP” – the Management Incentive Compensation Plan for Certain Employees of Public Service Enterprise Group Incorporated and its Affiliates.

(u)
“O&CC” – the Organization and Compensation Committee of the Board of Directors of the Company.

(v)
“Participant” - each employee of the Company or any Participating Affiliate as may be designated by the Chief Executive Officer of the Company.

(w)
“Participating Affiliate” – any Affiliate of the Company which (a) adopts this Plan with the approval of the Company; (b) authorizes the Board of Directors and the Committee to act for it in all matters arising under or with respect to this Plan; and (c) complies with such other terms and conditions relating to this Plan as may be imposed by the Company.

(x)
“Pension Plan” – the Pension Plan of Public Service Enterprise Group Incorporated.

(y)
“Plan” – the Deferred Compensation Plan for Certain Employees of Public Service Enterprise Group Incorporated and its Affiliates (formerly known as the Deferred Compensation Plan for Certain Employees of Public Service Electric and Gas Company).

(z)
“Reinstatement Plan” – the Retirement Income Reinstatement Plan for Non‑Represented Employees of Public Service Enterprise Group Incorporated and its Affiliates.

(aa)
“Separation from Service” – Subject to paragraphs (i) and (ii), a Participant’s termination from employment with the Company and all ERISA Affiliates, whether by retirement or resignation from or discharge by the Company or an ERISA Affiliate.

(i)
A Separation from Service shall be deemed to have occurred if a Participant and the Company or any ERISA Affiliate reasonably anticipate, based on the facts and circumstances, that either:

(A)
the Participant will not provide any additional services for the Company or an ERISA Affiliate after a certain date; or

(B)
the level of bona fide services performed by the Participant after a certain date will permanently decrease to no more than 50% of the average level of bona fide services performed by the Participant over the immediately preceding 36 months.

(ii)
If a Participant is absent from employment due to military leave, sick leave, or any other bona fide leave of absence authorized by the Company or an Affiliate and there is a reasonable expectation that the Participant will return to perform services for the Company or an ERISA Affiliate, a Separation from Service will not occur until the latter of:

(A)
the first date immediately following the date that is six months after the date that the Participant was first absent from employment; or

(B)
the date the Participant no longer retains a right to reemployment, to the extent the Participant retains a right to reemployment with the Company or any ERISA Affiliates under applicable law or by contract.

If a Participant fails to return to work upon the expiration of any military leave, sick leave, or other bona fide leave of absence where such leave is for less than six months, the Separation from Service shall occur as of the date of the expiration of such leave.

(bb)
“Specified Employee” – An individual who is a key employee (as defined in Code Section 416(i) without regard to Code Section 416(i)(5)) of the Company at any time during the 12-month period ending on each December 31 (the “identification date”). If an individual is a key employee as of an identification date, the individual shall be treated as a Specified Employee for the 12-month period beginning on the April 1 following the identification date. Notwithstanding the foregoing, an individual shall not be treated as a Specified Employee unless any stock of the Company or an ERISA Affiliate is publicly traded on an established securities market or otherwise.

(cc)
“Thrift Plan” – the Public Service Enterprise Group Incorporated Thrift and Tax Deferred Savings Plan.

4.
ELECTION AS TO THE AMOUNT OF COMPENSATION THAT IS TO BE DEFERRED. A Participant may elect to defer any portion of their Compensation otherwise payable for services rendered for their Employer.

(a)
Timing of Elections – Any election to defer must be made in the manner prescribed by the Committee or its designee. All elections to defer must be made in the calendar year prior to the year that the services giving rise to the compensation are performed. Provided, however, that elections to defer performance-based compensation may be made up to the date that is six-months before the end of the related performance period, as long as a) the performance period is at least 12 months in length, b) the Participant performed services continuously from the date the performance criteria were established through the date the deferral election is made and c) at the time the deferral election is made, the performance-based compensation is not both i) substantially certain to be paid and ii) readily ascertainable. A Participant may change (in the manner prescribed by the Committee), not later than the date than the last date that an election to defer may be made, the amount of Compensation to be deferred by them with respect to the next succeeding calendar year or performance period.

A Participant may make separate elections as to the deferral of base salary and bonus. The Participant’s election must be in whole percentages, in 5% increments, from 10% to 90% for both base salary and bonus.

In the calendar year that a Participant first becomes eligible to participate in this Plan, such Participant may elect to defer Compensation for part of that calendar year but only if such election is made within thirty (30) days after the Participant first becomes eligible to participate in this Plan or any other plan required under Section 409A of the Code to be aggregated with this Plan. Except as otherwise specifically provided for herein, Compensation may be deferred prospectively only, and the amount of Compensation to be deferred may be changed only with respect to future calendar years.

(b)
Special One-Time Election to Change Distribution Elections with respect to 2005, 2006, 2007 or 2008 Deferrals – Not later than December 31, 2008, Participants who had elected to defer compensation during 2005, 2006, 2007 or 2008 may, by written notice in a form approved by the Committee, elect to change the distribution elections with respect to any such deferrals.

(c)
Deferral Elections with Respect to 2012 – 2018 Deferrals – A Participant’s 2011 deferral election shall not carryover to 2012. A Participant who wishes to defer for 2012 must make a deferral election. If no election is made, the Participant shall be deemed to have elected not to defer for 2012. A Participant’s election to defer for 2012 or a later year shall carryover to future years unless the Participant makes a change for the next succeeding year.

(d)
Deferral Elections with Respect to 2019 and Future Years – A Participant’s 2018 deferral election shall not carryover to 2019. A Participant who wishes to defer for 2019 or a later year must make an affirmative deferral election. If no election is made, the Participant shall be deemed to have elected not to defer for that particular year. A Participant’s election to defer for one year shall not carryover to the subsequent year.

5.
CORE CONTRIBUTIONS. This Paragraph 5 shall be effective January 1, 2025.

(a)
Eligibility for Core Contributions. An Employee shall be eligible for Core Contributions under this Plan if the Employee is (i) a MAST Employee who is a select group of management or highly-compensated employee as determined by the Company to be eligible, (ii) not eligible for Pay Credits under the Cash Balance Component or accruals under the Final Average Pay Component, (iii) not eligible for a benefit under the Reinstatement Plan, and (iv) receives a MICP bonus, defers compensation to this Plan and/or has Eligible Compensation greater than the IRS limit under Section 401(a)(17) of the Code for that year.

(b)
Amount of Core Contributions. A Participant who meets the criteria in Paragraph 5(a) shall be eligible for Core Contributions equal to the excess of (1) over (2) where:

(1) Is the amount of the Core Contributions to which the Participant would be entitled under the Thrift Plan for the pay period if such Core Contributions were computed by applying the definition of Eligible Compensation under this Plan; and

(2) Is the amount of the Core Contributions to which the Participant receives under the Thrift Plan for that pay period.

(c) Distribution. The portion of a Participant’s Account attributable to Core Contributions shall be distributed to the Participant upon Separation from Service, subject to six-month delay under Section 409A of the Code, if applicable. For the purposes of this Paragraph 5(c), a Participant shall not be deemed to have experienced a Separation from Service if they are transferred to the employ of an employer that is an Affiliate of the Company.

(d) Distribution Upon Death. In the event of a Participant’s death prior to the date that the Participant receives distribution of their Account attributable to Contributions, such amount shall be distributed to the Participant’s Beneficiary(ies) in a lump sum within 90 days following the Participant’s death.

6.
HOW THE ACCOUNT IS TO BE MAINTAINED.

(a)
Establishment of Account - The Committee shall cause to be established an Account for each Participant who elects to defer Compensation to the Plan and for each Participant who is credited with a Core Contribution. Each Participant’s Account shall be credited with an amount equal to the Deferred Compensation which would have otherwise been payable to them and for the amount of the Core Contributions.

(b)
Earnings Credits on Assets in the Account – Each Participant, may direct investment of their Account among the Investment Funds (in the manner established by the Committee) in multiples of one percent. In the case of a Participant who fails to provide a designation of Investment Funds, such Participant shall be deemed to have invested in the default fund established by the TPIC. For the avoidance of any doubt, a Participant may not invest their Account in the Company Stock fund.

A Participant may change their investment election daily. Each Participant’s Account shall be valued daily equal.

(c)
Title to and Beneficial Ownership of Assets - The Plan shall be unfunded. The Company shall not be required to segregate any amounts credited to any Participant’s Account, which shall be established merely as an accounting convenience. Title to and beneficial ownership of any Assets, whether Deferred Compensation or earnings credited to a Participant’s Account pursuant to Subparagraphs 6(a) and (b) hereof, shall at all times remain in the Company, and no Participant nor Beneficiary shall have any interest whatsoever in any specific assets of the Company. All Assets shall at all times remain solely the property of the Company subject to the claims of its general creditors.

7.
DISTRIBUTION OF DEFERRED COMPENSATION FROM THE ACCOUNT

(a)
Election as to the Commencement and Timing of the Distribution of 2011 and Prior Year Deferrals.

(i)
Commencement - By election on the form designated by and filed with the Committee at the same time they elect to defer compensation under Paragraph 4, a Participant, may elect to have distribution from their account commence (i) on the 30th day after the date they cease to be employed by an Employer or, in the alternative, (ii) on January 15th of any calendar year following Separation from Service elected by the Participant, but in any event no later than the latter of (A) the January of the year following the year of the Participant’s 70th birthday or (B) the January following Separation from Service or (iii) pursuant to the terms of any written employment agreement applicable to the Participant. Notwithstanding the forgoing, however, for any Participant who is a Specified Employee, distribution of their account may not occur earlier than six months following their Separation from Service.

(ii)
Timing - By election on the form designated by and filed with the Committee at the same time they elect to defer compensation under Paragraph 4, a Participant may elect to receive the distribution of their Account in the form of (A) one lump-sum payment, (B) annual distributions over a five-year period or (C) annual distributions over a 10-year period. A Participant may change such election by filing a subsequent election form, but any such change shall apply only to future deferrals. In the event a lump-sum payment is made under this Plan, the Assets credited to a Participant’s Account, including earnings at the rate provided in Subparagraph 6(b) of this Plan to the date of distribution, shall be paid to the Participant on the date determined under Subparagraph 7(a) of this Plan. In the case of a distribution over a period of years, the Company shall pay to the

Participant on the date determined under Subparagraph 7(a) of this Plan and on the yearly anniversaries of such date, annual installments of the unpaid balance of the Assets in the Participant’s Account, including earnings on the unpaid balance at the rate provided in Subparagraph 6(b) of this Plan to the date of distribution. The amount of each installment shall be determined by multiplying the then unpaid balance, plus accrued earnings, in the Participant’s Account by a fraction, the numerator of which is one and the denominator of which is the number of annual installments remaining to be paid.

(b)
Election as to the Commencement and Timing of the Distribution of 2012 and Beyond Deferrals. By election in the manner prescribed by the Committee, at the same time they elect to defer compensation under Paragraph 4, a Participant, may elect to have distribution of each year’s deferrals and associated earnings occur on the date or event specified in Subparagraphs (i), (ii) or (iii). For the avoidance of any doubt, a Participant’s distribution election shall apply to future years unless the Participant makes a subsequent election.

Distribution Elections with Respect to 2012 through 2018. A Participant’s 2011 distribution election shall not carryover to 2012. A Participant who defers 2012 base salary and/or bonus must make a distribution election. If no election is made, the Participant’s deferrals shall be distributed in the form of a lump sum six months following Separation from Service. A Participant’s distribution election for 2012 or for a later year through 2018 shall carryover to future years unless the Participant makes a change for the next succeeding year; provided however, that no distribution election shall carryover for future years after 2018. Notwithstanding the carryover of a distribution election that would otherwise apply during the period 2012 through 2018, a Participant’s election to have deferrals distributed under Section 7(b)(iii) shall not carry over to a subsequent year. If the Participant elects to have deferrals distributed under Section 6(b) (iii) for a given year and then fails to make an election for the subsequent year, the Participant’s deferrals shall be paid in a lump sum six months following Separation from Service.

Distribution Elections with Respect to 2019 and Future Years. A Participant’s 2018 distribution election shall not carryover to 2019. A Participant who defers 2019 base salary and/or bonus must make an affirmative distribution election for 2019. If no election is made, the Participant shall be deemed to have elected distribution for 2019 in the form of a lump sum six months following Separation from Service. A distribution election must be affirmatively submitted by the Participant for each future year beginning with 2019 in accordance with Subparagraphs 7(b) (i), (ii) or (iii) below. If no distribution election is timely made for a particular year, the Participant shall be deemed to have elected distribution in the form of a lump sum six months following Separation from Service.

(i)
For each year, a Participant may elect to have distribution of that year’s deferrals and associated earnings under Subparagraph 6(b), commence six months following Separation from Service. Distribution shall be made or commence within the 60-day period following the date that is the date six months following Separation from Service. A Participant may elect to receive such distribution in the form of (A) one lump-sum payment, or (B) annual installments over a three to 15 year period. In the case of a distribution over a period of years, the Company shall pay to the Participant on the date determined under this Subparagraph 7(b) (i) and on the yearly anniversaries of such date, annual installments of the unpaid balance of that year’s deferrals, including earnings on the unpaid balance at the rate provided in Subparagraph 6(b) of this Plan to the date of distribution. The amount of each installment shall be determined by multiplying the then unpaid balance of that year’s deferrals, plus accrued earnings, the numerator of which is one and the denominator of which is the number of annual installments remaining to be paid.

(ii)
For each year, a Participant may elect to have distribution of that year’s deferrals, and associated earnings under Subparagraph 6(b), paid or commence on a date that is indicated by the Participant as a number of years following Separation from Service, provided that such specified number of years is at least six months following Separation from Service. Distribution shall be made or commence within the 60-day period following the date that the Participant elects. A Participant may elect to receive such distribution in the form of (A) one lump-sum payment, or (B) annual installments over a three to 15 year period. In the case of a distribution over a period of years, the Company shall pay to the Participant on the date determined under this Subparagraph 7(b) (ii) and on the yearly anniversaries of such date, annual installments of the unpaid balance of that year’s deferrals, including earnings on the unpaid balance, at the rate provided in Subparagraph 6(b) of this Plan to the date of distribution. The amount of each installment shall be determined by multiplying the then unpaid balance of that year’s deferrals, plus accrued earnings, the numerator of which is one and the denominator of which is the number of annual installments remaining to be paid.

(iii)
For each year’s deferrals and associated earnings, a Participant may elect to receive distribution of that year’s deferrals on a specified date that is no earlier than three years following the beginning of the year giving rise to the deferrals. The Participant does not have to incur a Separation from Service to receive distribution under this Subparagraph (7)(b)(iii). Distribution shall be made in a lump sum within 90 days following the date elected by the Participant.

In the event that the Participant incurs a Separation from Service prior to the date the elected under this subsection (iii), distribution of those deferrals and associated earnings shall not be made upon Separation from Service, but rather shall be within 90 days following the date elected by the Participant under this subsection (iii).

(c)
Changes in Distribution Elections.

(i)
Participants may, by notice filed with the Company prior to December 31st of any year, make changes of distribution elections on a prospective basis. However, beginning in 2019, a distribution election must be affirmatively submitted by the Participant for each year. If no distribution election is timely made for a particular year beginning with 2019, the Participant shall be deemed to have elected distribution in the form of a lump sum six months following Separation from Service.

(ii)
Participants may, by notice filed with the Company, make changes of distribution elections with respect to prior deferred compensation as long (A) any such new distribution election is made at least one year prior to the date that the commencement of the distribution would otherwise have occurred and (B) the revised commencement date is at least five years later than the date that the commencement of the distribution would otherwise have occurred. With respect to 2012 and beyond deferrals, installment payments shall be treated as one payment.

(iii)
Special One-Time Election - Participants may, by notice filed with the Company prior to December 31, 2008, make a one-time election to change any distribution election previously made with respect to compensation deferred during 2005, 2006, 2007 or 2008.

(d)
Distribution in Case of Certain Disability - In the event of a Participant’s Disability prior to a calendar year elected by the Participant under Subparagraph 7(a) or Subparagraph (b) of this Plan for distribution to commence, distribution of the Participant’s Account shall commence in the month following the month in which the Participant terminates employment for Disability, in accordance with the Participant’s election under Subparagraph 7(a) or Subparagraph (b) of this Plan as to the form of distribution.

(e)
Distribution in Case of Death.

(i)
Distribution of 2011 and Prior Years Deferrals. In the event of a Participant’s death, the balance of the Participant’s Account shall be distributed to the Participant’s Beneficiary(ies) over a period of not more than five (5) years, in accordance with the Participant’s election (in the manner prescribed by the Committee) for distribution in case of death. Any change in the period over which such payments are made shall only apply to future deferrals. Such distribution shall be made in a manner consistent with Subparagraph 7(a) of this Plan and shall commence in the month of January of the year after the year of the Participant’s death, on a date within said month to be determined by the Committee in its sole discretion. Additional annual payments for distributions made over a period of more than one year shall be made on the yearly anniversaries of such date. In the event of a Participant’s death after distribution of their Account has commenced, any election under this Subparagraph 7(e) (i) shall not extend the time of payment of their Account beyond the time when distribution would have been completed if they had lived.

(ii)
Distribution of 2012 and Beyond Deferrals. In the event of a Participant’s death prior to the date that the Participant commenced receiving of a specific year’s deferrals and associated earnings, such amount shall be distributed to the Participant’s Beneficiary (ies) in a lump sum within 90 days following the Participant’s death.

In the event of the Participant’s death after they commenced distribution of a year’s deferrals and associated earnings in the form of installments, the balance of such year’s deferrals and associated earnings shall be distributed to the Participant’s Beneficiary(ies) in a lump sum within 90 days following the Participant’s death.

(f)
Request for Change in Distribution on Account of an Unforeseeable Emergency - A Participant, Beneficiary or a legal representative may request an acceleration of any payments from a Participant’s Account by making such request in the manner prescribed by the Committee. The Committee, or its delegate, may, in its sole discretion, grant such request only if the Committee, or its delegate, determines that an emergency beyond the control of the Participant, Beneficiary or legal representative exists and which would cause such Participant, Beneficiary or legal representative severe financial hardship if the payment of such benefits were not approved. Any such distribution for hardship shall be limited to the amount needed to meet such emergency plus the amount of any tax liability resulting from the distribution. A Participant who makes a hardship withdrawal may not reenter this Plan for 12 months after the date of withdrawal. Any distribution under this Subparagraph 7(f) shall be made on the 15th day after the Committee, or its delegate, grants such request for hardship withdrawal.

(g)
Employment not Terminated if Transferred to an Affiliate - For the purposes of this Paragraph 7, a Participant shall not be deemed to have experienced a Separation from Service if they are transferred to the employ of an employer that is an Affiliate of the Company.

(h)
Company may Distribute in Lump-Sum if Distributable Amount Less Than $5,000 - The Company reserves the right to make a lump-sum distribution, notwithstanding any other provision of this Plan, if the total Assets in the Participant’s Account in this Plan and in the Participant’s accounts in all other plans required under the Section 409A of the Code to be aggregated with this Plan, are $5,000 or less at any time after the Participant ceases to be employed by the Company.

(i)
Failure to make a Distribution Election.

(i)
2011 and Prior Years Deferrals. If, with respect to any election to defer compensation for 2011 or any prior year, a Participant fails to make a proper election with respect to the distribution of such deferred compensation, such amount will be distributed in a lump sum on the thirtieth day following the Participant’s Separation from Service.

(ii)
Deferrals for 2012 through 2018. If, with respect to any election to defer compensation for 2012 or any subsequent year through 2018, a Participant fails to make a proper election with respect to the distribution of such deferred compensation, such amount will be distributed in accordance with the prior year’s election (but not any election in place for a year prior to 2012). In the event that no valid election is on file, such amount will be distributed in a lump sum on the date specified in Subparagraph 7(b) (i).

(iii)
2019 and Beyond Deferrals. If, with respect to any election to defer compensation for 2019 or any subsequent year, a Participant fails to make a proper election with respect to the distribution of such deferred compensation, such amount will be distributed in a lump sum six months following Separation from Service.

(j)
Distribution in Case of Certain Tax Events – If, with respect to any Participant, the Plan fails to meet the requirements of the Code with respect to the deferral of tax liability, the Company may accelerate distribution from a Participant’s Account amounts sufficient to meet such Participant’s resulting Federal, State, Local and/or Foreign tax liability (including any interest and penalties).

(k)
For the avoidance of any doubt, this Paragraph 7 does not apply to the distribution of the Account related to Core Contributions.

8.
ASSIGNMENT. No benefit under the Plan shall in any manner or to any extent be assigned, alienated, or transferred by any Participant or Beneficiary under the Plan or subject to attachment, garnishment or other legal process.

9.
PLAN DOES NOT CONSTITUTE AN EMPLOYMENT AGREEMENT. This Plan shall not constitute a contract for the continued employment of any Participant by the Company. The Company reserves the right to modify a Participant’s compensation at any time and from time to time as it considers appropriate and to terminate their employment for any reason at any time notwithstanding this Plan.

10.
AMENDMENT OR TERMINATION OF THE PLAN BY THE COMPANY. The Company may, in its sole discretion and by action of its Board of Directors or the O&CC, amend, modify or terminate this Plan at any time, provided, however, that no such amendment, modification or termination shall adversely affect the right of a Participant in respect of Deferred Compensation or Core Contributions previously earned by them which has not been paid, unless such Participant or their legal representative shall consent to such change; and no such amendment, modification or termination shall entitle any Participant to an acceleration of any distributions from this Plan. Provided, further, that notwithstanding any other provision of this Plan, upon the occurrence of a Change in Control, the earnings credit calculated pursuant to Paragraph 6 may not be reduced below the default fund described in Subparagraph 6(b). The EBPC shall have the authority to make administrative amendments to this Plan.

11.
WHAT CONSTITUTES NOTICE. Any notice to a Participant, Beneficiary or legal representative hereunder shall be given either by delivering it or by depositing it in the United States mail, postage prepaid, addressed to their last known address. Any notice to the Company or the Committee hereunder (including the filing of election and designation forms) shall be given either by delivering it, or depositing it in the United States mail, postage prepaid, to the Company’s Corporate Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B Newark, New Jersey 07102.

12.
ADVANCE DISCLAIMER OF ANY WAIVER ON THE PART OF THE COMPANY. Failure by the Company to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of any such right or power at any other time or times.

13.
EFFECT ON INVALIDITY OF ANY PART OF THE PLAN. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

14.
PLAN BINDING ON ANY SUCCESSOR OWNER. Except as otherwise provided herein, this Plan shall inure to the benefit of and be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company’s assets and business or with or into which the Company may be consolidated or merged.

15.
LAWS GOVERNING THIS PLAN. Except to the extent federal law applies, this Plan shall be governed by the laws of the State of New Jersey. This Plan is specifically intended to comply with the provisions of The American Jobs Creation Act of 2004 (the “AJCA”) and Section 409A of the Code and it shall automatically incorporate all applicable restrictions of the AJCA, the Code and its related regulations, and the Company will amend the Plan to the extent necessary to comply with those requirements. The timing under which a Participant will have a right to receive any payment under this Plan will be deemed to be automatically modified, and a Participant’s rights under the Plan limited to conform to any requirements under, the AJCA, the Code and its related regulations.

16.
MISCELLANEOUS. The masculine pronoun shall mean the feminine wherever appropriate.

/s/ Sheila J. Rostiac	07/20/2026
Signature	Date